EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

PARENT AND SUBSIDIARIES

(Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)

Its Subsidiaries:

National Holding Investment Company

Wilmington, Delaware (A Delaware Corporation)

Its Subsidiaries:

Presto Distribution Center, Inc.

Nettleton, Mississippi (A Mississippi Corporation)

Jackson Sales and Storage Company

Jackson, Mississippi (A Mississippi Corporation)

Canton Sales & Storage Company

Canton, Mississippi (A Mississippi Corporation)

National Defense Corporation

Eau Claire, Wisconsin (A Wisconsin Corporation)

Its Subsidiaries:

Woodlawn Manufacturing, LLC

Eau Claire, Wisconsin (A Delaware Corporation)

Woodlawn Manufacturing, Ltd.

Marshall, Texas (A Texas Partnership)

AMTEC Corporation

Janesville, Wisconsin (A Wisconsin Corporation)

Its Divisions:

Amron

Antigo, Wisconsin

Tech Ord

Clear Lake, South Dakota

Its Subsidiary:

Spectra Technologies LLC

East Camden, Arkansas (A Delaware Corporation)

OneEvent Technologies, Inc.

Mount Horeb, Wisconsin (A Wisconsin Corporation)

Rely Innovations, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)